Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces Second Quarter 2022 Results

•	Q2 2022 End of Period Subscribers of 4.3 million

•	Q2 2022 Revenues of $269.5 million

•	Q2 2022 Gross Margin of 60.5%; Q2 2022 adjusted gross margin of 61.9% excluding the net impact of restructuring charges

•	Q2 2022 Operating Income of $13.4 million; Q2 2022 adjusted operating income of $58.3 million excluding the impact of non-cash intangible impairment charges and net impact of restructuring charges

•

Revised FY 2022 Guidance: Revenues in the range of $1.05 billion to $1.09 billion and GAAP EPS in the range of $0.25 to $0.30 per fully diluted share, which incorporates the net negative impact of approximately $0.55 per fully diluted share from non-cash intangible impairment charges, estimated restructuring charges, and out-of-period income tax adjustments

NEW YORK (August 4, 2022) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or “the Company”) today announced its results for the second quarter of fiscal 2022.

“I joined WeightWatchers with a clear-eyed vision that building a digital community around a shared interest of health and weight loss is the key to member success and subscriber growth. I am now even more confident that it is the right path forward,” said Sima Sistani, the Company’s CEO. “2022 will be a transition year while we execute on a number of initiatives to simplify the business and build a foundation for profitable growth.”

Amy O’Keefe, the Company’s CFO, said, “The actions that we have taken to right-size our cost structure enabled us to expand our adjusted operating margin despite revenue pressure in the second quarter. For the balance of the year, we are focused on stabilizing subscriber trends, while continuing to manage costs tightly in the current environment.”

Q2 2022 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	July 2, 2022	July 3, 2021	% Change	Constant Currency(1)
Subscription Revenues, net	$240.4	$272.9	(11.9%)	(8.3%)
Product Sales and Other, net	29.1	38.5	(24.5%)	(21.9%)

Revenues, net	$269.5	$311.4	(13.5%)	(10.0%)
Gross Profit	$163.0	$186.0	(12.4%)	(8.3%)
Adjustments(1)
Net Restructuring Charges(2)	3.9	5.0

Adjusted Gross Profit(1)	$166.9	$191.0	(12.6%)	(8.6%)
Operating Income	$13.4	$59.7	(77.6%)	(72.6%)
Adjustments(1)
Franchise Rights Acquired and Goodwill Impairments	26.4	—
Net Restructuring Charges(2)	18.6	5.2

Adjusted Operating Income(1)	$58.3	$64.9	(10.1%)	(3.5%)
Net (Loss) Income	($4.6)	$8.9	(152.2%)	(132.5%)
EPS	($0.07)	$0.12	(152.8%)	(132.9%)
Total Paid Weeks	57.5	64.3	(10.7%)	N/A
Digital(4) Paid Weeks(3)	47.3	54.5	(13.4%)	N/A
Workshops + Digital(5) Paid Weeks(3)	10.2	9.8	4.3%	N/A
End of Period Subscribers(6)	4.3	4.9	(12.3%)	N/A
Digital Subscribers(3)	3.4	4.1	(16.5%)	N/A
Workshops + Digital Subscribers(3)	0.8	0.7	10.6%	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)

See “Q2 2022 Business and Financial Highlights” and “Other Items” in this release and “Operational Statistics” and “Reconciliation of Non-GAAP Financial Measures” attached to this release for additional details on the cessation of our Digital 360 offering and the impact of the transition of more than a majority of associated members from our Digital business to our Workshops + Digital business.

(4)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Personal Coaching + Digital and Digital 360 as applicable.
(5)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members as applicable. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(6)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.

Q2 2022 Business and Financial Highlights

•

End of Period Subscribers in Q2 2022 were down 12.3% versus the prior year period, primarily driven by declines in the Digital business in all major geographic markets. Q2 2022 End of Period Digital Subscribers decreased 16.5% versus the prior year period. Q2 2022 End of Period Workshops + Digital Subscribers increased 10.6% versus the prior year period, benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business in the quarter.

¡

Adjusting Q2 2022 End of Period Subscribers for both businesses to exclude the transition of 127 thousand former Digital 360 members from the Digital business to the Workshops + Digital business, End of Period Digital Subscribers would have been down 13.4% and End of Period Workshops + Digital Subscribers would have been down 6.4%, both versus the prior year period.

•

Total Paid Weeks in Q2 2022 were down 10.7% versus the prior year period, driven by declines in all major geographic markets. Q2 2022 Digital Paid Weeks decreased 13.4% versus the prior year period. Q2 2022 Workshops + Digital Paid Weeks increased 4.3% versus the prior year period, benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business in the quarter.

¡

Adjusting Q2 2022 Paid Weeks for both businesses to exclude 847 thousand Paid Weeks attributable to former Digital 360 members who transitioned from the Digital business to the Workshops + Digital business, Digital Paid Weeks would have been down 11.8% and Workshops + Digital Paid Weeks would have been down 4.3%, both versus the prior year period.

•	Revenues in Q2 2022 were $269.5 million. On a constant currency basis, Q2 2022 revenues decreased 10.0% versus the prior year period.

¡	Subscription Revenues in Q2 2022 were $240.4 million. On a constant currency basis, these revenues decreased 8.3% versus the prior year period.

¡	Product Sales and Other in Q2 2022 were $29.1 million. On a constant currency basis, these revenues decreased 21.9% versus the prior year period.

•

Gross Profit in Q2 2022 was $163.0 million, compared to $186.0 million in the prior year period. Adjusted gross profit in Q2 2022, which excluded the net impact of $3.9 million of restructuring charges, was $166.9 million. Adjusted gross profit in Q2 2021, which excluded the net impact of $5.0 million of restructuring charges, was $191.0 million.

¡

Gross Margin in Q2 2022 was 60.5%, as compared to 59.7% in the prior year period. Adjusted gross margin in Q2 2022 was 61.9%, up 60 basis points from an adjusted gross margin of 61.3% in the prior year period primarily driven by operating leverage within the Workshops + Digital business.

•	Non-Cash Intangible Impairment Charges: In Q2 2022, the Company recorded non-cash intangible impairment charges totaling $26.4 million that included a $24.5 million charge of franchise rights acquired related to its Canada operation, a $0.8 million charge of franchise rights acquired related to its New Zealand operation, and a $1.1 million charge of its goodwill related to its Kurbo operations following the determination to exit its Kurbo business.

•

Operating Income in Q2 2022 was $13.4 million, compared to $59.7 million in the prior year period. Adjusted operating income in Q2 2022, which excluded the impact of non-cash intangible impairment charges totaling $26.4 million and the net impact of $18.6 million of restructuring charges, was $58.3 million, down 10.1% versus adjusted operating income in the prior year period. Adjusted operating income in Q2 2021, which excluded the net impact of $5.2 million of restructuring charges, was $64.9 million.

•	Effective Tax Rate in Q2 2022 was 38.4%, compared to 9.9% in the prior year period.

•	Net Loss in Q2 2022 was $4.6 million compared to net income of $8.9 million in the prior year period.

•	Diluted Net Loss per share in Q2 2022 was $0.07 compared to earnings per fully diluted share (EPS) of $0.12 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q2 2022 EPS was negatively impacted by $0.47 in the aggregate due to the following items:

•	$0.30 per fully diluted share negative impact of non-cash intangible impairment charges.

•	$0.20 per fully diluted share net negative impact of restructuring charges.

•	$0.03 per fully diluted share tax benefit due to out-of-period income tax adjustments.

◾	Q2 2021 EPS was negatively impacted by $0.36 in the aggregate due to the following items:

•	$0.31 per fully diluted share impact from early extinguishment of debt charges associated with the Company’s previously announced April 2021 debt refinancing.

•	$0.05 per fully diluted share net negative impact of restructuring charges.

Other Items

•	Cash balance as of July 2, 2022 was $148.6 million. On that same date, the Company had no outstanding borrowings under its $175.0 million revolving credit facility.

•

2022 Restructuring Plan: In connection with its previously announced 2022 restructuring plan, the Company recorded restructuring charges of $19.1 million in Q2 2022. The Company expects to record an additional $8 million of restructuring charges in fiscal 2022, increasing its full year estimate of restructuring charges to $27 million, up from its prior range of $18 million to $22 million. The Company now expects annual run-rate savings to be over $35 million, up from its prior estimate of nearly $30 million. In-year fiscal 2022 run-rate savings are expected to approach $20 million, at the high end of the prior estimated range of $16 million to $20 million.

•

Cessation of Digital 360 Product Offering: As previously announced, in Q2 2022, the Company ceased offering its Digital 360 product and transitioned more than a majority of the associated members from the Digital business to the Workshops + Digital business, with a de minimis number transitioning during the beginning of the third quarter of fiscal 2022. For additional detail on the impact of this transition of former Digital 360 members at the then-current pricing for such product on End of Period Subscribers, Revenues, and Paid Weeks, see “Operational Statistics” and “Reconciliation of Non-GAAP Financial Measures” attached to this release.

Full Year Fiscal 2022 Guidance

The Company is updating its full year fiscal 2022 guidance, as follows:

•	Revenues are expected to be in the range of $1.05 billion to $1.09 billion. Prior revenue guidance was in the range of $1.09 billion to $1.14 billion.

•

GAAP EPS expected to be in the range of $0.25 to $0.30 per fully diluted share, which incorporates a net negative impact of approximately $0.55 per fully diluted share related to non-cash intangible impairment charges recorded in Q2 2022, estimated restructuring charges, and the benefit from out-of-period income tax adjustments recorded in Q2 2022. Prior GAAP EPS guidance was in the range of $0.72 to $0.78 per fully diluted share, which incorporated the negative impact of approximately $0.20 to $0.24 per fully diluted share of estimated restructuring charges.

Second Quarter 2022 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the second quarter of fiscal 2022 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating income, operating income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the second quarter of fiscal 2022 to exclude (a) the impact of impairment charges for our franchise rights acquired related to our Canada and New Zealand units of account and the impairment charge for our goodwill related to our wholly-owned subsidiary Kurbo, Inc. (“Kurbo”) and (b) the net impact of (x) charges associated with our previously disclosed 2022 restructuring plan (the “2022 plan”) and (y) the reversal of certain of the charges associated with our previously disclosed 2021 organizational restructuring plan (the “2021 plan”); (ii) the first six months of fiscal 2022 to exclude (a) the impact of impairment charges for our franchise rights acquired related to our Canada and New Zealand units of account and the impairment charge for our goodwill related to Kurbo, and (b) the net impact of (x) charges associated with the 2022 plan, (y) charges associated with the 2021 plan or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with our previously disclosed 2020 organizational restructuring plan (the

“2020 plan”); and (iii) the second quarter and first six months of fiscal 2021 to exclude the net impact of (x) charges associated with the 2021 plan and (y) the reversal of certain of the charges associated with the 2020 plan. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the second quarter and first six months of fiscal 2022, as excluding or adjusting for the impact of franchise rights acquired and goodwill impairments (or non-cash intangible impairment charges) and the net impact of restructuring charges; and (ii) with respect to the adjustments for the second quarter and first six months of fiscal 2021, as excluding or adjusting for the net impact of restructuring charges. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and early extinguishment of debt with respect to the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments (“Adjusted EBITDAS”); net debt; and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by the world’s leading commercial weight management program. For nearly six decades, we have inspired millions of people to adopt healthy habits for real life. Through our comprehensive tools, expert Coaches and community, members follow our proven, sustainable, science-based program focused on weight loss. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim,” “bring,” “going to” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the ongoing global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business and consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence, including the potential impact of political and social unrest, and the existing inflationary environment; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks, which risks may be exacerbated as a result of the war in Ukraine; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	July 2, 2022	January 1, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$148,595	$153,794
Receivables (net of allowances: July 2, 2022 - $1,906 and January 1, 2022 - $1,726)	32,277	29,321
Inventories	32,330	30,566
Prepaid income taxes	22,758	30,478
Prepaid expenses and other current assets	29,500	27,014

TOTAL CURRENT ASSETS	265,460	271,173
Property and equipment, net	31,913	37,219
Operating lease assets	83,777	89,902
Franchise rights acquired	756,750	785,195
Goodwill	159,932	157,374
Other intangible assets, net	61,991	61,126
Deferred income taxes	14,570	11,259
Other noncurrent assets	16,220	15,686

TOTAL ASSETS	$1,390,613	$1,428,934

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of long-term debt due within one year	$—	$—
Portion of operating lease liabilities due within one year	18,431	20,297
Accounts payable	24,526	22,444
Salaries and wages payable	61,951	57,401
Accrued marketing and advertising	7,756	15,904
Accrued interest	5,282	5,085
Other accrued liabilities	41,395	45,728
Derivative payable	307	14,670
Income taxes payable	937	1,748
Deferred revenue	47,637	45,855

TOTAL CURRENT LIABILITIES	208,222	229,132
Long-term debt, net	1,420,194	1,418,104
Long-term operating lease liabilities	73,210	78,157
Deferred income taxes	142,878	157,718
Other	2,217	2,227

TOTAL LIABILITIES	1,846,271	1,885,338
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 122,052 shares issued at July 2, 2022 and 122,052 shares issued at January 1, 2022	0	0
Treasury stock, at cost, 51,691 shares at July 2, 2022 and 51,988 shares at January 1, 2022	(3,107,324)	(3,120,149)
Retained earnings	2,661,818	2,682,349
Accumulated other comprehensive loss	(10,602)	(18,604)

TOTAL DEFICIT	(456,108)	(456,404)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,390,613	$1,428,934

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	July 2,	July 3,
	2022	2021
Subscription revenues, net (1)	$240,391	$272,871
Product sales and other, net (2)	29,063	38,508

Revenues, net	269,454	311,379

Cost of subscription revenues (3)	84,129	95,825
Cost of product sales and other	22,363	29,528

Cost of revenues	106,492	125,353

Gross profit	162,962	186,026
Marketing expenses	51,857	57,154
Selling, general and administrative expenses	71,319	69,199
Franchise rights acquired and goodwill impairments	26,420	—

Operating income	13,366	59,673
Interest expense	19,255	20,293
Other expense, net	1,613	381
Early extinguishment of debt	—	29,169

(Loss) income before income taxes	(7,502)	9,830
(Benefit from) provision for income taxes	(2,879)	970

Net (loss) income	$(4,623)	$8,860

(Net loss) earnings per share
Basic	$(0.07)	$0.13

Diluted	$(0.07)	$0.12

Weighted average common shares outstanding:
Basic	70,305	69,588

Diluted	70,305	71,160

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Six Months Ended
	July 2, 2022	July 3, 2021
Subscription revenues, net (1)	$497,376	$552,691
Product sales and other, net (2)	69,838	90,484

Revenues, net	567,214	643,175

Cost of subscription revenues (3)	170,170	194,929
Cost of product sales and other	53,985	68,786

Cost of revenues	224,155	263,715

Gross profit	343,059	379,460
Marketing expenses	159,427	174,088
Selling, general and administrative expenses	134,877	142,870
Franchise rights acquired and goodwill impairments	26,420	—

Operating income	22,335	62,502
Interest expense	37,926	49,416
Other expense, net	1,956	143
Early extinguishment of debt	—	29,169

Loss before income taxes	(17,547)	(16,226)
Benefit from income taxes	(4,681)	(6,859)

Net loss	(12,866)	(9,367)
Net loss per share
Basic	$(0.18)	$(0.14)

Diluted	$(0.18)	$(0.14)

Weighted average common shares outstanding:
Basic	70,195	69,336

Diluted	70,195	69,336

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Six Months Ended
	July 2, 2022	July 3, 2021
Operating activities:
Net loss	$(12,866)	$(9,367)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	22,792	26,093
Amortization of deferred financing costs and debt discount	2,509	3,533
Impairment of franchise rights acquired and goodwill	26,420	—
Impairment of intangible and long-lived assets	112	224
Share-based compensation expense	6,986	13,192
Deferred tax benefit	(21,164)	(2,811)
Allowance for doubtful accounts	127	(90)
Reserve for inventory obsolescence	2,565	3,830
Foreign currency exchange rate loss (gain)	2,229	(44)
Early extinguishment of debt	—	29,169
Changes in cash due to:
Receivables	(7,499)	730
Inventories	(4,351)	6,527
Prepaid expenses	6,864	(11,481)
Accounts payable	3,211	3,337
Accrued liabilities	(1,039)	(16,699)
Deferred revenue	3,342	976
Other long term assets and liabilities, net	(2,329)	(2,125)
Income taxes	(1,496)	(6,742)

Cash provided by operating activities	26,413	38,252

Investing activities:
Capital expenditures	(1,066)	(984)
Capitalized software expenditures	(18,019)	(17,447)
Cash paid for acquisitions	(4,350)	(10,849)
Other items, net	(20)	(1,534)

Cash used for investing activities	(23,455)	(30,814)

Financing activities:
Net (payments) borrowings on revolver	—	—
Proceeds from long term debt	—	1,500,000
Financing costs and debt discount	—	(37,315)
Payments on long-term debt	—	(1,509,000)
Taxes paid related to net share settlement of equity awards	(1,925)	(4,223)
Proceeds from stock options exercised	—	4,469
Other items, net	(61)	(80)

Cash used for financing activities	(1,986)	(46,149)

Effect of exchange rate changes on cash and cash equivalents	(6,171)	(1,612)

Net decrease in cash and cash equivalents	(5,199)	(40,323)
Cash and cash equivalents, beginning of period	153,794	165,887

Cash and cash equivalents, end of period	$148,595	$125,564

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	July 2, 2022	July 3, 2021	Variance
Digital Paid Weeks (1)*
North America	30,054	34,187	(12.1%)
CE	13,707	15,905	(13.8%)
UK	2,512	3,463	(27.5%)
Other (2)	978	991	(1.3%)

Total Digital Paid Weeks	47,251	54,546	(13.4%)

Workshops + Digital Paid Weeks (1)*
North America	7,701	7,149	7.7%
CE	1,382	1,321	4.7%
UK	921	1,016	(9.4%)
Other (2)	216	311	(30.7%)

Total Workshops + Digital Paid Weeks	10,221	9,797	4.3%

Total Paid Weeks (1)*
North America	37,755	41,336	(8.7%)
CE	15,089	17,225	(12.4%)
UK	3,433	4,480	(23.4%)
Other (2)	1,194	1,302	(8.3%)

Total Paid Weeks	57,471	64,344	(10.7%)

End of Period Digital Subscribers (3)*
North America	2,175	2,604	(16.5%)
CE	1,010	1,180	(14.4%)
UK	183	261	(29.9%)
Other (2)	73	75	(2.6%)

Total End of Period Digital Subscribers	3,440	4,120	(16.5%)

End of Period Workshops + Digital Subscribers (3)*
North America	631	554	13.8%
CE	109	94	15.7%
UK	72	77	(5.9%)
Other (2)	16	23	(32.0%)

Total End of Period Workshops + Digital Subscribers	828	748	10.6%

Total End of Period Subscribers (3)*
North America	2,805	3,158	(11.2%)
CE	1,119	1,274	(12.2%)
UK	255	337	(24.4%)
Other (2)	89	98	(9.6%)

Total End of Period Subscribers	4,268	4,868	(12.3%)

Note: Totals may not sum due to rounding.

*

In the second quarter of fiscal 2022, the Company ceased offering its Digital 360 product. More than a majority of associated members were transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter, with a de minimis number transitioning during the beginning of the third quarter of fiscal 2022. The cessation of this product offering and these transitions of former Digital 360 members at the then-current pricing for such product impacted the number of End of Period Subscribers in each business as well as the associated Paid Weeks and Revenues for each business.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital and Digital 360 as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks. The table below sets forth Workshops + Digital Paid Weeks attributable to former Digital 360 members who transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter of fiscal 2022.

Three Months Ended July 2, 2022
North America	743
CE	46
UK	58
Other	—

Total Workshops + Digital Paid Weeks Attributable To Former Digital 360 Members	847

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers. The table below sets forth End of Period Workshops + Digital Subscribers attributable to former Digital 360 members who transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter of fiscal 2022.

Three Months Ended July 2, 2022
North America	113
CE	7
UK	7
Other	—

Total End of Period Workshops + Digital Subscribers Attributable To Former Digital 360 Members	127

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Six Months Ended
	July 2, 2022	July 3, 2021	Variance
Digital Paid Weeks (1)*
North America	61,468	67,658	(9.1%)
CE	27,803	31,454	(11.6%)
UK	5,122	6,862	(25.3%)
Other (2)	2,062	2,077	(0.7%)

Total Digital Paid Weeks	96,456	108,051	(10.7%)

Workshops + Digital Paid Weeks (1)*
North America	14,970	13,818	8.3%
CE	2,702	2,842	(4.9%)
UK	1,801	2,056	(12.4%)
Other (2)	463	650	(28.7%)

Total Workshops + Digital Paid Weeks	19,937	19,366	2.9%

Total Paid Weeks (1)*
North America	76,439	81,476	(6.2%)
CE	30,505	34,295	(11.1%)
UK	6,924	8,918	(22.4%)
Other (2)	2,526	2,728	(7.4%)

Total Paid Weeks	116,393	127,417	(8.7%)

End of Period Digital Subscribers (3)*
North America	2,175	2,604	(16.5%)
CE	1,010	1,180	(14.4%)
UK	183	261	(29.9%)
Other (2)	73	75	(2.6%)

Total End of Period Digital Subscribers	3,440	4,120	(16.5%)

End of Period Workshops + Digital Subscribers (3)*
North America	631	554	13.8%
CE	109	94	15.7%
UK	72	77	(5.9%)
Other (2)	16	23	(32.0%)

Total End of Period Workshops + Digital Subscribers	828	748	10.6%

Total End of Period Subscribers (3)*
North America	2,805	3,158	(11.2%)
CE	1,119	1,274	(12.2%)
UK	255	337	(24.4%)
Other (2)	89	98	(9.6%)

Total End of Period Subscribers	4,268	4,868	(12.3%)

Note: Totals may not sum due to rounding.

*

In the second quarter of fiscal 2022, the Company ceased offering its Digital 360 product. More than a majority of associated members were transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter, with a de minimis number transitioning during the beginning of the third quarter of fiscal 2022. The cessation of this product offering and these transitions of former Digital 360 members at the then-current pricing for such product impacted the number of End of Period Subscribers in each business as well as the associated Paid Weeks and Revenues for each business.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital and Digital 360 as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks. The table below sets forth Workshops + Digital Paid Weeks attributable to former Digital 360 members who transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter of fiscal 2022.

Six Months Ended July 2, 2022
North America	743
CE	46
UK	58
Other	—

Total Workshops + Digital Paid Weeks Attributable To Former Digital 360 Members	847

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers. The table below sets forth End of Period Workshops + Digital Subscribers attributable to former Digital 360 members who transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter of fiscal 2022.

Six Months Ended July 2, 2022
North America	113
CE	7
UK	7
Other	—

Total End of Period Workshops + Digital Subscribers Attributable To Former Digital 360 Members	127

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q2 2022 Variance
						2022
						Constant
	Q2 2022			Q2 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data*
Consolidated Company Revenues	$269,454	$10,725	$280,179	$311,379	(13.5%)	(10.0%)
Consolidated Digital Subscription Revenues (1)	$174,219	$7,958	$182,177	$205,337	(15.2%)	(11.3%)
Consolidated Workshops + Digital Fees (2)	$66,172	$1,763	$67,935	$67,534	(2.0%)	0.6%
Consolidated Subscription Revenues (3)	$240,391	$9,721	$250,111	$272,871	(11.9%)	(8.3%)
Consolidated Product Sales and Other (4)	$29,063	$1,005	$30,068	$38,508	(24.5%)	(21.9%)

North America
Digital Subscription Revenues (1)	$114,435	$310	$114,745	$130,255	(12.1%)	(11.9%)
Workshops + Digital Fees (2)	$52,464	$95	$52,559	$51,699	1.5%	1.7%
Subscription Revenues (3)	$166,899	$404	$167,303	$181,954	(8.3%)	(8.1%)
Product Sales and Other (4)	$21,115	$59	$21,174	$25,675	(17.8%)	(17.5%)
Total Revenues	$188,014	$464	$188,478	$207,629	(9.4%)	(9.2%)
CE
Digital Subscription Revenues (1)	$48,807	$6,585	$55,392	$60,602	(19.5%)	(8.6%)
Workshops + Digital Fees (2)	$7,791	$1,062	$8,853	$8,732	(10.8%)	1.4%
Subscription Revenues (3)	$56,598	$7,646	$64,244	$69,334	(18.4%)	(7.3%)
Product Sales and Other (4)	$5,145	$689	$5,834	$8,602	(40.2%)	(32.2%)
Total Revenues	$61,743	$8,336	$70,079	$77,936	(20.8%)	(10.1%)
UK
Digital Subscription Revenues (1)	$6,608	$747	$7,355	$9,594	(31.1%)	(23.3%)
Workshops + Digital Fees (2)	$4,296	$490	$4,786	$4,606	(6.7%)	3.9%
Subscription Revenues (3)	$10,904	$1,238	$12,142	$14,200	(23.2%)	(14.5%)
Product Sales and Other (4)	$1,853	$207	$2,060	$2,802	(33.9%)	(26.5%)
Total Revenues	$12,757	$1,445	$14,202	$17,002	(25.0%)	(16.5%)
Other (5)
Digital Subscription Revenues (1)	$4,369	$316	$4,685	$4,886	(10.6%)	(4.1%)
Workshops + Digital Fees (2)	$1,621	$116	$1,737	$2,497	(35.1%)	(30.4%)
Subscription Revenues (3)	$5,990	$432	$6,422	$7,383	(18.9%)	(13.0%)
Product Sales and Other (4)	$950	$49	$999	$1,429	(33.5%)	(30.1%)
Total Revenues	$6,940	$482	$7,422	$8,812	(21.2%)	(15.8%)

Note: Totals may not sum due to rounding.

*

In the second quarter of fiscal 2022, the Company ceased offering its Digital 360 product. More than a majority of associated members were transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter, with a de minimis number transitioning during the beginning of the third quarter of fiscal 2022. The cessation of this product offering and these transitions of former Digital 360 members at the then-current pricing for such product impacted the number of End of Period Subscribers in each business as well as the associated Paid Weeks and Revenues for each business.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable.
(2)

“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops. The table below sets forth Workshops + Digital fees attributable to former Digital 360 members who transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter of fiscal 2022.

	Q2 2022
	GAAP	Currency Adjustment	Constant Currency
North America	$3,715	$—	$3,715
CE	170	23	193
UK	223	31	254
Other	—	—	—

Total Workshops + Digital Fees Attributable To Former Digital 360 Members	$4,108	$54	$4,162

(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					First Half 2022 Variance
						2022
						Constant
	First Half 2022			First Half 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data*
Consolidated Company Revenues	$567,214	$17,013	$584,227	$643,175	(11.8%)	(9.2%)
Consolidated Digital Subscription Revenues (1)	$365,701	$12,556	$378,257	$411,398	(11.1%)	(8.1%)
Consolidated Workshops + Digital Fees (2)	$131,675	$2,637	$134,312	$141,293	(6.8%)	(4.9%)
Consolidated Subscription Revenues (3)	$497,376	$15,193	$512,569	$552,691	(10.0%)	(7.3%)
Consolidated Product Sales and Other (4)	$69,838	$1,820	$71,658	$90,484	(22.8%)	(20.8%)

North America
Digital Subscription Revenues (1)	$239,754	$317	$240,071	$262,345	(8.6%)	(8.5%)
Workshops + Digital Fees (2)	$103,444	$96	$103,540	$106,604	(3.0%)	(2.9%)
Subscription Revenues (3)	$343,198	$413	$343,611	$368,949	(7.0%)	(6.9%)
Product Sales and Other (4)	$49,129	$59	$49,188	$59,996	(18.1%)	(18.0%)
Total Revenues	$392,327	$473	$392,800	$428,945	(8.5%)	(8.4%)
CE
Digital Subscription Revenues (1)	$102,282	$10,656	$112,938	$119,515	(14.4%)	(5.5%)
Workshops + Digital Fees (2)	$16,013	$1,694	$17,707	$19,671	(18.6%)	(10.0%)
Subscription Revenues (3)	$118,295	$12,351	$130,646	$139,186	(15.0%)	(6.1%)
Product Sales and Other (4)	$14,349	$1,379	$15,728	$20,645	(30.5%)	(23.8%)
Total Revenues	$132,644	$13,730	$146,374	$159,831	(17.0%)	(8.4%)
UK
Digital Subscription Revenues (1)	$14,413	$978	$15,391	$19,404	(25.7%)	(20.7%)
Workshops + Digital Fees (2)	$8,718	$625	$9,343	$9,776	(10.8%)	(4.4%)
Subscription Revenues (3)	$23,131	$1,603	$24,734	$29,180	(20.7%)	(15.2%)
Product Sales and Other (4)	$4,065	$265	$4,330	$6,890	(41.0%)	(37.2%)
Total Revenues	$27,196	$1,868	$29,064	$36,070	(24.6%)	(19.4%)
Other (5)
Digital Subscription Revenues (1)	$9,252	$605	$9,857	$10,134	(8.7%)	(2.7%)
Workshops + Digital Fees (2)	$3,500	$222	$3,722	$5,242	(33.2%)	(29.0%)
Subscription Revenues (3)	$12,752	$826	$13,578	$15,376	(17.1%)	(11.7%)
Product Sales and Other (4)	$2,295	$115	$2,410	$2,953	(22.3%)	(18.4%)
Total Revenues	$15,047	$942	$15,989	$18,329	(17.9%)	(12.8%)

Note: Totals may not sum due to rounding.

*

In the second quarter of fiscal 2022, the Company ceased offering its Digital 360 product. More than a majority of associated members were transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter, with a de minimis number transitioning during the beginning of the third quarter of fiscal 2022. The cessation of this product offering and these transitions of former Digital 360 members at the then-current pricing for such product impacted the number of End of Period Subscribers in each business as well as the associated Paid Weeks and Revenues for each business.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable.
(2)

“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops. The table below sets forth Workshops + Digital fees attributable to former Digital 360 members who transitioned from the Company’s Digital business to its Workshops + Digital business during the second quarter of fiscal 2022.

	First Half 2022
	GAAP	Currency Adjustment	Constant Currency
North America	$3,715	$—	$3,715
CE	170	23	193
UK	223	31	254
Other	—	—	—

Total Workshops + Digital Fees Attributable To Former Digital 360 Members	$4,108	$54	$4,162

(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

											Q2 2022 Variance
													2022 Constant Currency
												2022		2022
	Q2 2022							Q2 2021				Adjusted		Adjusted
							Adjusted				2022	vs	2022	vs
					Currency	Constant	Constant				vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment	Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$162,962	$3,938	(1)	$166,900	$7,691	$170,653	$174,591	$186,026	$4,964(5)	$190,989	(12.4%)	(12.6%)	(8.3%)	(8.6%)
Gross Margin	60.5%			61.9%		60.9%	62.3%	59.7%		61.3%

Selling, General and Administrative Expenses	$71,319	$(14,613	)(2)	$56,706	$1,537	$72,856	$58,243	$69,199	$(226)(6)	$68,974	3.1%	(17.8%)	5.3%	(15.6%)

Operating Income	$13,366	$44,971	(3)	$58,337	$2,983	$16,349	$62,568 (4)	$59,673	$5,190(7)	$64,862	(77.6%)	(10.1%)	(72.6%)	(3.5%)
Operating Income Margin	5.0%			21.7%		5.8%	22.3%	19.2%		20.8%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $4,498 of charges associated with the Company’s previously disclosed 2022 restructuring plan and the reversal of $560 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(2)

Excludes the net impact of $14,619 of charges associated with the Company’s previously disclosed 2022 restructuring plan and the reversal of $6 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101 and (ii) the net impact of (x) $4,498 of charges and $14,619 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (y) the reversal of $560 of charges and $6 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Includes $1,248 of currency adjustment associated with the impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively.

(5)

Excludes the net impact of $5,579 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $615 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the net impact of $457 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of (i) $5,579 of charges and $457 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $615 of charges and $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

											First Half 2022 Variance
													2022 Constant Currency
												2022		2022
	First Half 2022							First Half 2021				Adjusted		Adjusted
							Adjusted				2022	vs	2022	vs
					Currency	Constant	Constant				vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment	Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$343,059	$3,847	(1)	$346,906	$12,159	$355,218	$359,065	$379,460	$10,166(5)	$389,627	(9.6%)	(11.0%)	(6.4%)	(7.8%)
Gross Margin	60.5%			61.2%		60.8%	61.5%	59.0%		60.6%

Selling, General and Administrative Expenses	$134,877	$(14,853	)(2)	$120,023	$2,253	$137,130	$122,276	$142,870	$(562)(6)	$142,308	(5.6%)	(15.7%)	(4.0%)	(14.1%)

Operating Income	$22,335	$45,120	(3)	$67,456	$4,658	$26,993	$73,361 (4)	$62,502	$10,728(7)	$73,231	(64.3%)	(7.9%)	(56.8%)	0.2%
Operating Income Margin	3.9%			11.9%		4.6%	12.6%	9.7%		11.4%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $4,498 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $535 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes the impact of $14,619 of charges associated with the Company’s previously disclosed 2022 restructuring plan and $234 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101 and (ii) the net impact of (w) $4,498 of charges and $14,619 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $535 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, (y) $234 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to selling, general and administrative expenses and (z) the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

(4)

Includes $1,248 of currency adjustment associated with the impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively.

(5)

Excludes the net impact of $10,781 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $615 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the net impact of $793 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of (i) $10,781 of charges and $793 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $615 of charges and $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net (Loss) Income	$(4,623)	$8,860	$(12,866)	$(9,367)
Interest	19,255	20,293	37,926	49,416
Taxes	(2,879)	970	(4,681)	(6,859)
Depreciation and Amortization	10,637	11,411	21,396	23,336
Stock-based Compensation	2,286	7,851	6,986	13,192

EBITDAS	$24,676	$49,385	$48,761	$69,717
Franchise Rights Acquired and Goodwill Impairments (1)	26,420	—	26,420	—
2022 Plan Restructuring Charges (2)	19,117	—	19,117	—
2021 Plan Restructuring Charges (3)	(566)	6,036	(301)	11,574
2020 Plan Restructuring Charges (4)	—	(846)	(116)	(846)
Early Extinguishment of Debt (5)	—	29,169	—	29,169

Adjusted EBITDAS	$69,647	$83,744	$93,881	$109,614

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101.

(2)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(3)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(4)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$46,330	$29,929	$(8,243)	$(4,623)	$63,393
Interest	19,283	19,210	18,671	19,255	76,419
Taxes	13,346	3,285	(1,802)	(2,879)	11,950
Depreciation and Amortization	11,130	11,017	10,759	10,637	43,543
Stock-based Compensation	3,405	4,752	4,700	2,286	15,143

EBITDAS	$93,494	$68,193	$24,085	$24,676	$210,448

Franchise Rights Acquired and Goodwill Impairments (1)	—	—	—	26,420	26,420
2022 Plan Restructuring Charges (2)	—	—	—	19,117	19,117
2021 Plan Restructuring Charges (3)	9,324	636	265	(566)	9,659
2020 Plan Restructuring Charges (4)	(686)	(74)	(116)	—	(876)
Early Extinguishment of Debt (5)	—	1,183	—	—	1,183

Adjusted EBITDAS	$102,132	$69,938	$24,234	$69,647	$265,950

Total Debt					$1,420,194
Less: Cash					148,595

Net Debt					$1,271,599

Net Debt to Adjusted EBITDAS					4.8 X

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101.

(2)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(3)	The charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(4)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)	Charges associated with the Company’s previously disclosed voluntary debt prepayments.